                                                      Rule 424(b)(3)
                                                      Registration No. 333-56860

                             THE BISYS GROUP, INC.

                         SUPPLEMENT NO. 1 TO PROSPECTUS
                               DATED MAY 22, 2001

     This Supplement No. 1 supplements the prospectus dated May 22, 2001 covering shares of common stock of The BISYS Group, Inc. offered by the selling stockholders listed in the prospectus.

     Information contained in the table appearing on pages 12-13 of the prospectus under the heading "Selling Stockholders" is modified, as follows:

                                  COMMON
                               BENEFICIALLY               MAXIMUM             COMMON STOCK
      SELLING                 OWNED PRIOR TO           AMOUNT OFFERED     BENEFICIALLY OWNED
   STOCKHOLDER                   OFFERING                  HEREBY            AFTER OFFERING
 ----------------              ---------------         ----------------    --------------------
                                                                             AMOUNT/PERCENT
John W. Gomez                   46,470                 46,470                        0

Vanguard Charitable              1,500                  1,500                        0
Endowment Program

Dated: June 27, 2001


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(1)  Mr. Gomez beneficially owned 46,470 shares of BISYS common stock as of the date of this supplement.

(2) Mr. Gomez has donated 1,500 shares to the Vanguard Charitable Endowment Program.